UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2024

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor, New York, NY 10019

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market
8.250% Notes due 2028	NMFCZ	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Preliminary Estimates of Results as of December 31, 2023

On January 18, 2024, New Mountain Finance Corporation (the “Company”, “we” or “our”) issued a press release to announce preliminary estimates of its financial condition and results of operations as of and for the three months ended December 31, 2023, which are estimated as of January 17, 2024 and are set forth below. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

We estimate that our net investment income per share for the three months ended December 31, 2023 was between $0.39 per share and $0.40 per share, calculated using 101,638,346 weighted average shares for the three months ended December 31, 2023.

We estimate that our net asset value per share as of December 31, 2023 was between $12.85 per share and $12.90 per share. This estimate is net of the $0.10 per share special dividend that was paid on December 29, 2023.

We estimate that our statutory leverage ratio as of December 31, 2023 was 1.14x and our statutory leverage ratio net of available cash was 1.10x.

The information disclosed under this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Item 2.02 of this Form 8-K contains forward-looking statements with respect to the business and investments of the Company, including, but not limited to, the preliminary estimates of its financial information and results for the three months ended December 31, 2023, which are based on current information available to the Company as of the date hereof. The preliminary financial estimates furnished above are based on the Company management’s preliminary determinations and current expectations as of January 17, 2024, and such information is inherently uncertain. The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Deloitte & Touche LLP, our independent registered public accounting firm, nor any other independent accountants have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data set forth above. Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

The preliminary financial estimates may not align with the Company’s actual results of operations for the period, which will not be known until the Company completes its customary financial year-end closing, including the determination of the fair value of the Company’s portfolio investments, final adjustments and other developments that arise between now and the time that our financial results for the fiscal year ended December 31, 2023 are finalized. Actual results could differ materially from the current preliminary financial estimates based on adjustments made during the Company’s year-end closing and audit procedures, and the Company’s reported information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding the Company’s financial condition and results of operations for the three months ended December 31, 2023 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in Item 2.02 and should view this information in the context of the Company’s full fourth quarter 2023 results when such results are disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The information furnished in this Item 2.02 is based on our management’s current expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Item 7.01 Regulation FD Disclosure.

The information contained in Item 2.02 of this Current Report on Form 8-K is incorporated by reference herein.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated January 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: January 18, 2024	By:	/s/ Joseph W. Hartswell
		Name:	Joseph W. Hartswell
		Title:	Chief Compliance Officer and Corporate Secretary